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                                                                   EXHIBIT 23(j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 5, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Longleaf Partners Funds (consisting of the Longleaf Partners Fund, Longleaf Partners International Fund, Longleaf Partners Realty Fund, and Longleaf Partners Small-Cap Fund), which is incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.





PricewaterhouseCoopers LLP
Baltimore, Maryland
August 1, 2000